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                                                                 EXHIBIT 4.2 (b)

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

                             1997 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

         Unless otherwise defined herein, the terms defined in the International Remote Imaging Systems, Inc. 1997 Stock Option Plan (the "PLAN") shall have the same defined meanings in this Stock Option Agreement (the "AGREEMENT").


                                     PART I
                          NOTICE OF STOCK OPTION GRANT
                               ("NOTICE OF GRANT")


Employee's Name:    _____________________________________________
Employee's Address: _____________________________________________


         You (also referred to as "EMPLOYEE") have been granted an option to purchase shares of Common Stock of the Company ("SHARES") subject to the terms and conditions of the Plan and this Agreement as follows:

Grant Number:                    ________________
Date of Grant:                   ________________
Exercise Price per Share:        $_______________
Total Number of Shares Covered:  ________________
Type of Option:                  _______   Incentive Stock Option
                                 _______   Nonstatutory Stock Option
Term of Option/Outside
Expiration Date:                 ________________

Vesting Schedule:     Subject to the termination provisions of this Agreement
                      and the Plan, this Option may be exercised, in whole or in part, with respect to that portion of this Option which has vested as of the exercise date. This Option shall vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date.
                      In each case, the number of Shares that may be purchased pursuant to the exercise of the Option shall be rounded to the nearest full Share.

Termination Period:   Unless the Option is terminated due to a Termination
                      Event, this Option may be exercised for ninety (90) days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Employee as provided in the Plan but only to the extent vested as of the date of termination, death or Disability. In no event may the Option be exercised later than the Term of Option/Outside
                      Expiration Date set forth above.


                                     PART II

         1. GRANT OF OPTION. The Administrator of the Company hereby grants to Employee (named in the Notice of Grant attached as Part I of this Agreement) an option (the "OPTION") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set in the Notice of Grant (the "EXERCISE PRICE"), subject to the terms and conditions of the Plan hereby incorporated herein by reference. Subject to



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Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

         If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

         2.       EXERCISE OF OPTION.

                  (a) RIGHT OF EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of Employee's death, Disability or other termination of Employee's employment or consulting relationship, or in the event of a Termination Event, the exercise of the Option is governed by the applicable provisions of the Plan and this Agreement.

                  (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "EXERCISED SHARES") and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by Employee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any additional documentation required by the Company.

         No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Employee on the date the Option is exercised with respect to such Exercised Shares.

         3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of
Employee:

                  (a) cash;

                  (b) check;

                  (c) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and Employee's broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price; or

                  (d) if permitted by the Administrator in its sole discretion, surrender of other Shares which have been held by Employee for a period of time equal to or exceeding six (6) months (or such other period of time as permitted by Administrator in its sole discretion) which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

         4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Employee only by Employee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Employee.

         5. TERM OF OPTION. This Option may be exercised only prior to or on the Outside Expiration Date (the "TERM") set forth in the Notice of Grant and may be exercised during the Term only in accordance with the Plan and the terms of this Agreement.

         6. NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Option or in the Plan shall be construed as an agreement by the Company, express or implied, to employ Employee or contract for Employee's services, to restrict the right of the Company to discharge Employee or cease contracting for Employee's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between Employee and the Company.



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         7.       GOVERNING LAW.  The interpretation, performance and
enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of law.

         By your signature, the signature of your spouse (if any) on the attached consent and the signature of the Company's representative below, you and the Company agree that this Option is granted under, and governed by, the terms and conditions of the Plan and this Agreement. EMPLOYEE HAS RECEIVED COPIES OF THE PLAN AND THE PROSPECTUS, DATED ______, 1997, RELATING TO SUCH PLAN (THE "PROSPECTUS"); HAS REVIEWED THE PLAN, THE PROSPECTUS AND THIS AGREEMENT IN THEIR ENTIRETY; HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN AND AGREEMENT. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Agreement.


Employee:                             International Remote Imaging Systems, Inc.



________________________________      By:_______________________________________

Name:___________________________      Name:_____________________________________

                                      Title:____________________________________


                           DESIGNATION OF BENEFICIARY


         In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all of my vested Options that are unexercised at that time.



Name:        (print)       _____________________________________________________
-----                      (First)            (Middle)            (Last)



_____________________      _____________________________________________________
Relationship to            (Address)
Beneficiary(ies)           _____________________________________________________

                           _____________________________________________________



Dated:_______________      _____________________________________________________
                           Signature of Employee



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                          CONSENT OF SPOUSE OF EMPLOYEE


         The undersigned spouse of Employee has read and hereby approves the terms and conditions of the Plan and this Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned hereby agree to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.




                                       _________________________________________
                                       Signature of Spouse of Employee


                                       Name: ___________________________________


                                       Dated: __________________________________